Exhibit 10.1

PLEDGE AND SECURITY AGREEMENT

dated as of

September 28, 2026

among

SABRE FINANCIAL BORROWER, LLC,

as the Company

SABRE FINANCING HOLDINGS, LLC,

as Holdings

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

TABLE OF CONTENTS

		PAGE

ARTICLE I
DEFINITIONS

SECTION 1.01.	Indenture	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II
PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	7
SECTION 2.02.	Delivery of the Pledged Collateral	7
SECTION 2.03.	Representations, Warranties and Covenants	8
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05.	Registration in Nominee Name; Denominations	10
SECTION 2.06.	Voting Rights; Dividends and Interest	10
SECTION 2.07.	Collateral Agent Not a Partner or Limited Liability Company Member	12

ARTICLE III
SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest	12
SECTION 3.02.	Representations and Warranties	14
SECTION 3.03.	Covenants	16
SECTION 3.04.	Other Actions	20

ARTICLE IV
REMEDIES

SECTION 4.01.	Remedies upon Default	21
SECTION 4.02.	Application of Proceeds	23
SECTION 4.03.	Grant of License to Use Intellectual Property; Power of Attorney	24

ARTICLE V
INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 5.01.	Indemnity	24
SECTION 5.02.	Contribution and Subrogation	24
SECTION 5.03.	Subordination	25

i

ii

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate
EXHIBIT III	Form of Patent Security Agreement
EXHIBIT IV	Form of Trademark Security Agreement
EXHIBIT V	Form of Copyright Security Agreement

iii

PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of September 28, 2026, among SABRE FINANCING HOLDINGS LLC, a Delaware limited liability company (“Holdings”), SABRE FINANCIAL BORROWER, LLC, a Delaware limited liability company (the “Company”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent under the Indenture for the Secured Parties (each as defined below) (in such capacity and together with its successors and assigns, the “Collateral Agent”).

Reference is made to the Indenture dated as of September 28, 2026 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, Holdings, the Subsidiary Guarantors, the Collateral Agent and Wilmington Trust, National Association, as trustee (in such capacity, and together with its successors and assigns, the “Trustee”) pursuant to which the Company’s 9.875% senior secured notes due 2032 (the “Notes”) were issued. Each of Holdings and each Subsidiary party hereto is an affiliate of the Company and will derive substantial benefits from the issuance of the Notes by the Company pursuant to the Indenture. In order to secure the payment of all principal of and interest and premium, if any, on the Notes, and the payment and performance of all other Obligations under the Indenture and all of the Grantors’ obligations and liabilities hereunder and in connection herewith, each Grantor is willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article I of the Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Pledge and Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Commercial Tort Claim” has the meaning specified in Article 9 of the New York UCC.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyrights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or any foreign equivalent office.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Dollar Amount” means, with respect to any Indebtedness denominated in United States dollars, the principal amount thereof then outstanding.

“Excluded Assets” means:

(a) any letter-of-credit rights;

(b) any Securitization Assets;

(c) any motor vehicles and other assets subject to certificates of title;

(d) any real property that is not a Material Real Property;

(e) any leasehold interests;

(f) any assets or properties that are acquired in a transaction not prohibited by the Indenture, so long as such assets or properties are subject to a Lien permitted by paragraphs 8 or 9 of the definition of Permitted Liens in the Indenture, which Liens secure Indebtedness that is permitted by the Indenture to be incurred or assumed in connection with such transaction;

(g) any Intellectual Property whose pledge would result in the forfeiture of the Grantors’ rights in such property including, without limitation, any Trademark applications filed in the USPTO on the basis of such Grantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application or any registration issuing therefrom;

(h) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document or any assets subject thereto if but only to the extent that and so long as the grant of a security interest therein would (x) constitute a violation or abandonment of, or render unenforceable, a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty), or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (h) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (h) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document, or to the extent severable, to any portion thereof that does not result in any of the conditions in (x) or (y) above;

(i) any assets the pledge of which is prohibited by law or by agreements containing anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable law;

(j) any asset with respect to which the Company has reasonably determined in writing that the costs of providing a security interest in such asset or perfection thereof is excessive in view of the benefits to be obtained by the Collateral Agent (but only to the extent that and for so long as any such asset is not subject to a Lien securing any other First Lien Obligations); and

(i) any LC Assets.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Obligations and other agreements), goodwill, Intellectual Property, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions pertaining to government.

“Grantor” means each of Holdings, the Company and the Subsidiary Guarantors that are required to execute and deliver a Security Agreement Supplement pursuant to the terms hereof.

“Indemnitee” means each Secured Party and each director, officer or employee thereof.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means (i) all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation, domain names and all additions, improvements and accessions to, and books and records describing any of the foregoing, (ii) all Proceeds of the foregoing, including all income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, misappropriations, dilutions or other violations thereof, (iii) all rights to sue for past, present and future infringements, misappropriations, dilutions, or other violations thereof, and (iv) all other rights, priorities and privileges arising thereunder or pertaining thereto throughout the world.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Intercompany Note” means the Intercompany Note dated as of September 28, 2026, among the Company, Holdings and each entity listed as a Payor (as defined in the Intercompany Note) thereto and each entity listed as a Payee (as defined in the Intercompany Note) thereto.

“Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Assets” has the meaning assigned to such term in the Indenture.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Material Adverse Effect” means a circumstance or condition affecting the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Company and Holdings (taken as a whole) to perform their respective obligations under the Indenture or (b) the rights and remedies of the Trustee or the Collateral Agent under the Indenture or any Security Document.

“Material Real Property” means any fee-owned parcel of real property (including fixtures) located in the United States owned by any Grantor (x) that is not located in a “special flood hazard zone” and (y) with a fair market value in excess of $20,000,000.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the preliminary statement of this Agreement. For all purposes hereunder, the Notes shall include the Initial Notes (as defined in the Indenture).

“Obligations” means “Notes Obligations” as defined in the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States or the equivalent thereof in any other country in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the USPTO or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the date hereof, and as of any subsequent delivery date as required pursuant to the Security Documents, by the chief financial officer or the chief legal officer of each of Holdings and the Company.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Parties” means, collectively, the Trustee, Collateral Agent, and the Holders of the Notes.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Term Note” means that certain promissory note issued from SABRE GLBL INC. payable to SABRE FINANCIAL BORROWER, LLC, in the amount of $1,350,000,000, dated as of September 28, 2026.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, fictitious business names, or other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantee, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it, including without limitation those Equity Interests listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and, to the extent certificated, the certificates representing all such Equity Interests (the “Pledged Equity”); (ii) the promissory notes, including the Term Note, the Intercompany Note, and debt securities now owned by any Grantor, including without limitation those promissory notes and debt securities listed opposite the name of such Grantor on Schedule I, any promissory notes and debt securities obtained in the future by such Grantor and any other instruments evidencing any debt (the “Pledged Debt”); (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided, however, that in no event shall Pledged Collateral include any property with respect to which a Grantor is treated as having a “security entitlement” within the meaning of Article 8 of any applicable Uniform Commercial Code.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered as promptly as practicable to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will deliver the original executed Term Note and Intercompany Note, together with an allonge or instruments of transfer in a form satisfactory to the Collateral Agent and will in any event, additionally cause (i) any Indebtedness for borrowed money owed to such Grantor by any Person (other than intercompany Indebtedness between Grantors and intercompany Indebtedness referred to in the following clause (ii)) having an aggregate principal amount in excess of the Dollar Amount of $5,000,000, to be evidenced by a duly executed promissory note, and (ii) any intercompany Indebtedness made by such Grantor to a Subsidiary of the Company that is not a Grantor to be evidenced by (x) a duly executed global promissory note to which such Subsidiary of the Company that is not a Grantor is a signatory, or (y) at the option of the Grantor, to the extent such Indebtedness is in an aggregate principal amount in excess of the Dollar Amount of $15,000,000, a duly executed promissory note; in each case (i) and (ii) that is delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer as are necessary to grant to the Collateral Agent control over the Pledged Securities and by such other instruments and documents as may be necessary to maintain perfection of the Pledged Collateral or as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment or transfer duly executed by the applicable Grantor and such other instruments or documents as may be necessary to grant the Collateral Agent control over the Pledged Securities or as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Holdings and the Company jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in accordance with the terms of the Indenture which, for the avoidance of doubt, includes the Term Note and the Intercompany Note;

(b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Company or a subsidiary of the Company, to the best of Holdings’ and the Company’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Company or a subsidiary of the Company, to the best of Holdings’ and the Company’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) Liens permitted pursuant to Section 4.12 of the Indenture, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Security Documents and (B) Liens permitted pursuant to Section 4.12 of the Indenture, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Indenture or the Security Documents or securities laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, to the extent such perfection is governed by the Uniform Commercial Code subject to Liens permitted pursuant to Section 4.12 of the Indenture; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not have in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (but not the obligation) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right (but not the obligation) to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Collateral Agent shall give the Company prior notice of its intent to exercise such rights unless an Event of Default under paragraphs 8 or 9 of Section 6.01 of the Indenture shall have occurred and be continuing in which case no notice shall be required.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Company that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of the Indenture, this Agreement and the other Security Documents; provided that such rights and powers shall not be exercised in any manner, except as may be expressly permitted under the Indenture, this Agreement or the other Security Documents, that would materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under the Indenture, this Agreement or any other Security Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, at the cost and expense of such Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the Security Documents and applicable Laws; provided that any non-cash (and non-cash equivalent) dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Company of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an non-interest bearing account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Company of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority (but not the obligation) to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by Holders of a majority in aggregate principal amount of the then outstanding Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Collateral Agent to the Company suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07. Collateral Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims listed on Schedule II hereto;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments, including without limitation the Term Note and the Intercompany Note;

(x) all Inventory;

(xi) all Investment Property;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset (which Excluded Assets, for the avoidance of doubt, shall not constitute “Article 9 Collateral”).

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof, continuations thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates; provided, however, that the grant of authority to the Collateral Agent to file financing statements hereunder shall not impose any duty on the Collateral Agent to do so. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request. Each Grantor shall file on behalf of the Collateral Agent, for the benefit of the Secured Parties, any financing statements, amendments and continuation statements in the relevant jurisdiction necessary to perfect and maintain the perfection of the security interests in the Article 9 Collateral granted hereunder.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office in the United States or any applicable office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States issued, registered or applied-for Intellectual Property included in the Article 9 Collateral granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Collateral Agent as secured party; provided, however, that the grant of authority to the Collateral Agent to file such documents hereunder shall not impose any duty on the Collateral Agent to do so.

(e) Notwithstanding anything to the contrary in the Indenture, none of the Grantors shall be required to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account.

SECTION 3.02. Representations and Warranties. Holdings and the Company jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the material Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The information set forth in the Perfection Certificate, including the exact legal name of each Grantor, is correct and complete in all material respects as of the date hereof. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Company to the Collateral Agent after the date hereof in the case of filings, recordings or registrations required by Section 10.03 of the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, in each case, except (i) as provided under applicable law with respect to the filing of continuation statements, and (ii) filings required to be made by the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Intellectual Property.

(c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral as of the date hereof consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the USPTO and the USCO, as applicable, in the United States (or any political subdivision thereof) and its territories and possessions under the Federal intellectual property laws, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, (ii) as may be required under the laws of jurisdictions outside the United States with respect to Article 9 Collateral created under such laws, and (iii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations; (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all Patents, Trademarks and Copyrights in which a security interest may be perfected upon the receipt and recording of fully executed short-form Intellectual Property Security Agreements with the USPTO and the USCO, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 4.12 of the Indenture and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 4.12 of the Indenture.

(e) The material Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 4.12 of the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted pursuant to Section 4.12 of the Indenture.

SECTION 3.03. Covenants. The Company agrees promptly (and in any event within 60 days of such change) to notify the Collateral Agent in writing of any change in the legal name, the identity or type of organization or corporate structure, the jurisdiction of organization, the chief executive office or the organizational identification number, of any Grantor. In addition, if any Grantor does not have an organizational identification number on the date hereof (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Company shall promptly (and in any event within 60 days of such change) thereafter notify the Collateral Agent of such organizational identification number and shall take all actions necessary, or reasonably requested by the Collateral Agent, to maintain the security interests (and the priority thereof) of the Collateral Agent in the Article 9 Collateral intended to be granted hereby fully perfected and in full force and effect.

(a) Upon becoming aware of any defect in the security interests (and the priority thereof, except as expressly permitted pursuant to Section 4.12 of the Indenture) of the Collateral Agent in the Article 9 Collateral intended to be granted hereby, the Company agrees promptly (and in any event within 60 days of such knowledge) to notify the Collateral Agent in writing of such defect.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 of the Indenture, the Company shall deliver to the Collateral Agent an updated Perfection Certificate executed by the chief financial officer or the chief legal officer of each of Holdings and the Company, setting forth any information required therein that has changed or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements, Intellectual Property Security Agreements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens in the United States under this Agreement.

(c) The Company agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions required from time to time to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Article 9 Collateral consisting of Intellectual Property which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(i)(ix). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the Indenture or in any other Security Document.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $10,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $10,000,000 and for which such Grantor (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document necessary to grant control to the Collateral Agent.

(h) Intellectual Property Covenants, Representations and Warranties:

(i) Other than to the extent permitted herein or in the Indenture or with respect to registration and applications no longer used, and except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, be reasonably expected to have a Material Adverse Effect, with respect to each Patent, Trademark or Copyright registration, issuance or pending application now or hereafter included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to (A) take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to diligently pursue the registration and maintenance of each such Patent, Trademark, or Copyright registration or application and (B) not abandon any such application prior to exhaustion of all administrative and judicial remedies where reasonable to do so. Each Grantor shall take all reasonable steps to maintain its trade secrets under applicable law and to preserve the secrecy of its confidential information.

(ii) Other than to the extent permitted herein or in the Indenture, or with respect to registration and applications no longer used, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Article 9 Collateral consisting of Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iii) Other than as excluded or as permitted herein or in the Indenture, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the Grantor’s business operations, or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, be reasonably expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Article 9 Collateral consisting of Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks included in the Article 9 Collateral, consistent with the quality of the products and services as of the date hereof, taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks included in the Article 9 Collateral abide by the applicable license’s terms with respect to the standards of quality, using the Trademarks included in the Article 9 Collateral which are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect and taking all reasonable steps to preserve such Trademarks under the laws of the relevant jurisdiction. Other than as excluded or as permitted herein or in the Indenture, each Grantor agrees to renew those of its domain name registrations that are material to such Grantor’s business.

(iv) Each Grantor represents and warrants that it is the lawful owner of all material Article 9 Collateral consisting of Intellectual Property (other than, for the avoidance of doubt, Intellectual Property covered by Licenses granted to a Grantor by any third party), including (A) the Patents listed in the Perfection Certificate for such Grantor and that said Patents include all the material United States issued patents and pending United States patent applications that such Grantor owns as of the date hereof, and (B) the Copyrights listed in the Perfection Certificate for such Grantor and that said Copyrights include all the United States copyrights registered with the USCO for material United States copyrights that such Grantor owns as of the date hereof.

(v) Each Grantor further represents and warrants that the Trademarks and domain names listed in the Perfection Certificate include all material United States registered marks and applications for United States registered marks in the USPTO and all material domain names that such Grantor owns in connection with its business as of the date hereof. Each Grantor represents and warrants that it is the lawful owner of all U.S. trademark registrations and applications and domain name registrations listed in the Perfection Certificate and that said registrations are subsisting and have not been canceled, and that such Grantor has not received any written third-party claim that any of said registrations is invalid or unenforceable, other than as would not, either individually or in the aggregate, in the Grantor’s reasonable opinion, be reasonably expected to have a Material Adverse Effect.

(vi) Each Grantor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Grantor learns is likely to be infringing, contributorily infringing, actively inducing infringement, misappropriating or otherwise violating any of such Grantor’s rights in and to any Intellectual Property included in the Article 9 Collateral in any manner that would, in the Grantor’s reasonable opinion, reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Grantor’s use of any Intellectual Property included in the Article 9 Collateral and material to such Grantor’s business violates in any material respect any property right of such party. Each Grantor further agrees to take appropriate actions diligently against, including, but not limited to, the prosecution of, in accordance with reasonable business practices, any Person infringing any Intellectual Property right included in the Article 9 Collateral in any manner that would, in the Grantor’s reasonable opinion, reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(vii) If after the date hereof (A) any Grantor acquires, makes an application for, or is issued a registration for Intellectual Property before the USPTO, the USCO, or an equivalent thereof in any state of the United States, other than any Intellectual Property constituting an Excluded Asset for so long as such Intellectual Property constitutes an Excluded Asset, or (B) any Grantor files acceptable evidence of use with respect to an intent-to-use Trademark application of such Grantor, which as a result, is no longer an Excluded Asset, such Grantor shall, at its own expense, concurrently with the delivery of the updated Perfection Certificate pursuant to Section 3.03(c), deliver to the Collateral Agent an Intellectual Property Security Agreement confirming the grant of a security interest in such Intellectual Property to the Collateral Agent hereunder, which must be substantially in the form of Exhibit III hereto in the case of Patents, Exhibit IV hereto in the case of Trademarks, or Exhibit V hereto in the case of Copyrights.

(viii) If a United States Patent or an application for a United States Patent or a registered Copyright, is issued to or acquired by a Grantor, the relevant Grantor shall, including upon reasonable request by the Collateral Agent (but in any event, not more than three times per fiscal year), deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be.

(ix) Nothing in this Agreement, in the Indenture or any other Security Document prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Article 9 Collateral consisting of Intellectual Property to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such action is desirable in the conduct of its business.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Article 9 Collateral and evidencing an amount in excess of $10,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as are required under this Agreement or necessary to perfect a Security Interest or that as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as are necessary to grant the Collateral Agent control over such securities or as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, pursuant to an agreement in form and substance as is necessary to grant control to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of such securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof, pursuant to an agreement in form and substance as is necessary to grant control to the Collateral Agent shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent (as directed by Holders of a majority in aggregate principal amount of the then outstanding Notes), to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right (but not the obligation) to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (but shall not be obligated to) (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) declare the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights included in the Article 9 Collateral vested in the Collateral Agent for the benefit of the Secured Parties (in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent shall be entitled to exercise the power of attorney referred to below in Section 4.03 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency); (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Upon the occurrence and during the continuance of an Event of Default, the Grantors agree to execute such further documents as the Collateral Agent may reasonably request to transfer ownership of the Patents, Trademarks, domain names and Copyrights included in the Article 9 Collateral to the Collateral Agent for the benefit of the Secured Parties.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may (but shall not be obligated to) bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral

Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Company of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and (ii) making all determinations and decisions with respect thereto.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall transfer the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, to the Trustee for further application in accordance with Section 6.10 of the Indenture.

(a) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Indenture. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application of any amounts distributed to it. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

SECTION 4.03. Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, effective upon the occurrence of, and at all times during the continuance of, an Event of Default, a non-exclusive, irrevocable, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property now or hereafter owned or licensed by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require the Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Indenture, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that (a) such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks, and (b) such licenses to be granted hereunder with respect to trade secrets shall be subject to the Secured Parties taking reasonable steps to maintain such trade secrets under applicable law and to preserve the secrecy thereof. For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default. Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each Patent, Trademark or Copyright included in the Article 9 Collateral, and to record the same. Notwithstanding the grant of rights and licenses to the Collateral Agent under this Section 4.03, the Collateral Agent has no duty to exercise such rights or utilize such licenses.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Company agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.15, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations, provided that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.10 of the Indenture. No failure on the part of the Company or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 13.01 of the Indenture.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Secured Party in exercising any right or power hereunder or under the Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and any other Secured Party hereunder and under the Indenture are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 6.03. Collateral Agent’s Fees and Expenses. (a) The parties hereto agree that the Collateral Agent shall be entitled to payment of its fees and reimbursement of its expenses incurred hereunder as provided in Section 7.06 of the Indenture.

(b) Without limitation of its indemnification obligations under the Indenture, the Company and the Grantors, jointly and severally, agree to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to the Indenture or this Agreement or any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any director, officer or employee thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the discharge of the Indenture or termination of any other Security Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the resignation or removal of the Collateral Agent, the invalidity or unenforceability of any term or provision of this Agreement, the Indenture or any other Security Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Article 5 of the Indenture.

SECTION 6.05. Survival of Agreement. All representations and warranties made hereunder and in the Indenture or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Collateral Agent and each other Secured Party, regardless of any investigation made by the Collateral Agent or any other Secured Party or on their behalf and notwithstanding that the Collateral Agent or any Secured Party may have had notice or knowledge of any Default and shall continue in full force and effect as long as any Obligation under the Indenture or any Security Document shall remain unpaid or unsatisfied.

SECTION 6.06. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, the Collateral Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent pursuant to reasonable procedures approved by the Collateral Agent. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07. Severability. If any provision of this Agreement, any other Security Document or the Indenture is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Security Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.08. [Reserved].

SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE INDENTURE, THE NOTES OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, HOLDINGS, EACH GRANTOR, AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, HOLDINGS, EACH GRANTOR, AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, THE INDENTURE OR ANY OTHER DOCUMENT RELATED THERETO.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or in the Indenture will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, THE INDENTURE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE INDENTURE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.13. [Reserved].

SECTION 6.14. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations and any Liens arising therefrom shall be automatically released when all the outstanding Obligations have been indefeasibly satisfied and discharged in accordance with Section 12.01 of the Indenture.

(b) [Reserved]

(c) Upon any disposition by any Grantor of any Collateral that is not prohibited by the Indenture or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.04 of the Indenture, the security interest of such Grantor in such Collateral shall be automatically released.

(d) [Reserved]

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 6.14, upon receipt of the documents required by paragraph (f) of this Section 6.14 and the Indenture, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.14 shall be without recourse to or representation or warranty by the Collateral Agent.

(f) At any time that the respective Grantor desires that the Collateral Agent take any action described in the immediately preceding paragraph (e), it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an Officer’s Certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b), (c) or (d). The Collateral Agent shall have no liability whatsoever to any Secured Party or any other Person as a result of any release of Collateral in reliance on such certificate.

SECTION 6.15. Additional Grantors. If at any time a Subsidiary of the Company executes and delivers a supplemental indenture to the Indenture to become a Guarantor in accordance with Section 4.17 of the Indenture, contemporaneously with the execution and delivery of any such supplemental indenture, such Subsidiary shall execute and deliver a Security Agreement Supplement in the form of Exhibit I hereto by the Collateral Agent and such Subsidiary; provided that, any Foreign Guarantor shall only be required to deliver a Security Agreement Supplement if it (i) holds or acquires (including by formation) Equity Interests in any U.S. Subsidiary of a Restricted Party or (ii) acquires or maintains any material assets located in the United States in accordance with Section 4.17 of the Indenture. Upon such execution and delivery, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of the Indenture) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but not the obligation, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) subject to the terms of the Intercreditor Agreement, to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 6.17. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

SECTION 6.18. Recourse; Limited Obligations. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Indenture and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Grantor and the Secured Parties that this Agreement shall be enforced against each Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, and in furtherance of the foregoing, it is noted that the obligations of each Grantor that is a Guarantor have been limited as expressly provided in the Guarantee and are limited hereunder as and to the same extent provided therein.

SECTION 6.19. Collateral Agent. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall have the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture as if such rights, privileges, immunities and indemnities were set forth herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE FINANCING HOLDINGS LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABRE FINANCIAL BORROWER, LLC

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

SCHEDULE I

Pledged Equity

Issuer	Interest Issued (if not stock)	Record and Beneficial Owner	Total Shares Outstanding	Voting or Non-Voting Interests?	Total Shares Pledged	%age Owner- ship	Certificated
Sabre Financial Borrower, LLC	Limited liability company interest	Sabre Financing Holdings, LLC	N/A	V	100%	100%	No

SCHEDULE I-1

Pledged Debt

1.

Intercompany Note dated as of September 28, 2026, among the Borrower, Holdings and each entity listed as a Payor (as defined in the Intercompany Note) thereto and each entity listed as a Payee (as defined in the Intercompany Note) thereto.

2.	Term Note dated as of September 28, 2026, by Sabre GLBL Inc. in favor of the Company.

SCHEDULE I-2

SCHEDULE II

Commercial Tort Claims

The following list includes all commercial tort claims of each Grantor, with a value in excess of $10,000,000 and for which such Grantor has filed a complaint in a court of competent jurisdiction:

None.

SCHEDULE II-1

Exhibit I

SUPPLEMENT NO.    dated as of [__], to the Pledge and Security Agreement dated as of September 28, 2026 among SABRE FINANCING HOLDINGS LLC (“Holdings”), SABRE FINANCIAL BORROWER, LLC (the “Company”), the Subsidiary Guarantors and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent under the Indenture (as defined below) for the Secured Parties (in such capacity, the “Collateral Agent”).

A. Reference is made to the Indenture dated as of September 28, 2026 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, Holdings, the Subsidiary Guarantors, the Collateral Agent and Wilmington Trust, National Association, as trustee.

B. Reference is made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, Holdings, the Subsidiary Guarantors and the Collateral Agent.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement, as applicable.

D. The Grantors have entered into a supplemental indenture to the Indenture. Section 6.15 of the Security Agreement provides that additional Subsidiaries of the Company may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.15 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Exhibit I-1

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or in any format except for facsimile and PDF unless expressly agreed to by the Trustee, pursuant to reasonable procedures approved by the Collateral Agent.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office. Schedule I shall be incorporated into, and after the date hereof be deemed part of, the Perfection Certificate.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement, the Security Agreement or the Indenture shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

Exhibit I-2

SECTION 10. Collateral Agent. Wilmington Trust, National Association is entering into this Supplement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall have the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein.

[Signatures on following page]

Exhibit I-3

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO ___ TO THE

SECURITY AGREEMENT

LOCATION OF COLLATERAL

Description	Location

Pledged Equity

Issuer	Interest Issued	Pledgor	Pledgor Percentage Ownership	Amount Pledged

Pledged Debt

Facility
Lender	Borrower	Currency	Amount Outstanding	Start	End	Amount

Exhibit II

FORM OF

PERFECTION CERTIFICATE

[On file]

Exhibit II-1

Exhibit III

FORM OF

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of [__], among SABRE FINANCING HOLDINGS LLC (“Holdings”), SABRE FINANCIAL BORROWER, LLC (the “Company”) (each of the foregoing, a “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent under the Indenture for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to (i) the Pledge and Security Agreement dated as of September 28, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Company, the Subsidiary Guarantors and the Collateral Agent and (ii) the Indenture dated as of September 28, 2026 (the “Indenture”), among Holdings, the Company, the Subsidiary Guarantors, the Collateral Agent and Wilmington Trust, National Association as trustee. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Article I of the Indenture also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(i) All letters Patent of the United States, all registrations and recordings thereof, and all applications for letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, including those registrations, recordings and pending applications in the USPTO referenced on Schedule I, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions claimed therein;

(ii) all Proceeds of the foregoing, including all income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof;

(iii) all rights to sue for past, present and future infringements or other violations thereof; and

(iv) all other rights, priorities and privileges arising thereunder or pertaining thereto throughout the world.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Patent Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder in accordance with the Indenture. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor, at such Grantor’s expense and as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate, at the cost and expense of such Grantor, with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Concerning the Collateral Agent. Wilmington Trust, National Association is entering into this Patent Security Agreement solely in its capacity as the Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE FINANCING HOLDINGS LLC, as Holdings

By:
Name:
Title:

SABRE FINANCIAL BORROWER, LLC, as the Company

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

Acknowledged and accepted.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

UNITED STATES PATENTS AND PATENT APPLICATIONS

	Title	Owner	(Application Number)/Patent Number	(Filing Date)/Issuance Date
1.
2.

Schedule I-1

Short Particulars of U.S. Patent Collateral

Exhibit IV

FORM OF

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of [__],among SABRE FINANCING HOLDINGS LLC (“Holdings”), SABRE FINANCIAL BORROWER, LLC (the “Company”) (each of the foregoing, a “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent under the Indenture for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to (i) the Pledge and Security Agreement dated as of September 28, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Company, the Subsidiary Guarantors and the Collateral Agent and (ii) the Indenture dated as of September 28, 2026 (the “Indenture”), among Holdings, the Company, the Subsidiary Guarantors, the Collateral Agent and Wilmington Trust, National Association as trustee. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Article I of the Indenture also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except for any Excluded Assets (collectively, the “Trademark Collateral”):

(i) (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, fictitious business names, or other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including those registrations and registration applications in the USPTO referred to on Schedule I hereto, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, and (b) all goodwill connected with the use of and symbolized thereby;

(ii) all Proceeds of the foregoing, including all income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, dilutions or other violations thereof;

(iii) all rights to sue for past, present and future infringements, dilutions, or other violations thereof; and

(iv) all other rights, priorities and privileges arising thereunder or pertaining thereto throughout the world .

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Trademark Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder in accordance with the Indenture. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor, at such Grantor’s expense and as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate, at the cost and expense of such Grantor, with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Concerning the Collateral Agent. Wilmington Trust, National Association is entering into this Trademark Security Agreement solely in its capacity as the Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE FINANCING HOLDINGS LLC, as Holdings

By:
Name:
Title:

SABRE FINANCIAL BORROWER, LLC, as the Company

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Acknowledged and accepted.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Schedule I

UNITED STATES TRADEMARKS, SERVICE MARKS AND TRADEMARK APPLICATIONS

No.	MARK	SERIAL NO	REG NO	FILE DT	REG DT	OWNER
1.
2.

Schedule I to

Exhibit V

FORM OF

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of [__], among SABRE FINANCING HOLDINGS LLC (“Holdings”), SABRE FINANCIAL BORROWER, LLC (the “Company”) (each of the foregoing, a “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent under the Indenture for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to (i) the Pledge and Security Agreement dated as of September 28, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Company, the Subsidiary Guarantors and the Collateral Agent and (ii) the Indenture dated as of September 28, 2026 (the “Indenture”), among Holdings, the Company, the Subsidiary Guarantors, the Collateral Agent and Wilmington Trust, National Association as trustee. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement, or the Indenture, as applicable. The rules of construction specified in Article I of the Indenture also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(i) (a) all copyrights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations of any such copyright in the United States, including those registrations, recordings and supplemental registrations in the USCO referred to on Schedule I hereto;

(ii) all Proceeds of the foregoing, including all income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof;

(iii) all rights to sue for past, present and future infringements or other violations thereof; and

(iv) all other rights, priorities and privileges arising thereunder or pertaining thereto throughout the world.

Section 3. Termination. This Agreement is made to secure the satisfactory performance and payment of the Obligations. This Copyright Security Agreement and the security interest granted hereby shall terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder in accordance with the Indenture. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor, at such Grantor’s expense and as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate, at the cost and expenses of such Grantor, with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Concerning the Collateral Agent. Wilmington Trust, National Association is entering into this Copyright Security Agreement solely in its capacity as the Collateral Agent under the Indenture and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein.

Section 6. Miscellaneous. The provisions of Article VI of the Security Agreement are hereby incorporated by reference.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SABRE FINANCING HOLDINGS LLC, as Holdings

By:
Name:
Title:

SABRE FINANCIAL BORROWER, LLC, as the Company

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Acknowledged and accepted.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE I

UNITED STATES REGISTERED COPYRIGHTS

No.	TITLE	REG NO	REG DATE	OWNER
1.
2.

Schedule I - 1

Short Particulars of U.S. Copyright Collateral